Exhibit 1
No. 5134420
The Companies Act 1985
Company Limited by Shares
INTERCONTINENTAL HOTELS GROUP PLC
MEMORANDUM AND ARTICLES OF ASSOCIATION
Linklaters
One Silk Street
London EC2Y 8HQ
Telephone (44-20) 7456 2000
Facsimile (44-20) 7456 2222
Ref JLF/TXMB
Memorandum altered and Articles of Association adopted with effect from 27 June 2005 pursuant to a Special Resolution of the Company passed on 15 June 2005. By a Special Resolution of the Company passed at an Extraordinary General Meeting held on 1 June 2007, the Articles of Association were further amended.

THE COMPANIES ACT 1985
COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION
OF
INTERCONTINENTAL HOTELS GROUP PLC
1	The Company’s name is “Intercontinental Hotels Group PLC”.[1]

2	The Company is to be a public company.

3	The Company’s registered office is to be situated in England and Wales.

4	The objects for which the Company is established are:-
(A)	To acquire, purchase and take over shares in the company formerly known as InterContinental Hotels Group PLC (registered number 4551528) and its subsidiaries and subsidiary undertakings and to carry on business as an investment holding company and to control and co-ordinate the business of any companies in which the Company is for the time being interested.

(B)	To acquire (whether by original subscription, tender, purchase, exchange, underwriting or otherwise and whether conditionally or otherwise) shares or stocks, debentures, debenture stock, bonds, obligations or any other securities (and any options or rights in respect thereof or interests therein) issued or guaranteed by any other corporation constituted or carrying on business in any part of the world and whether or not engaged or concerned in the same or similar trades or occupations as those carried on by the Company or its subsidiaries and the debentures, debenture stock, bonds, obligations or any other security issued or guaranteed by any government, sovereign ruler, commissioner, public body or authority, whether supreme, local or otherwise in any part of the world and whether such shares, stocks, debentures, debenture stocks, bonds, obligations or securities are or are not fully paid up and to make payments thereon as called up or in advance of calls or otherwise and to hold the same with a view to investment or to sell, exchange or otherwise dispose of the same and to buy and sell foreign exchange.

(C)	To carry on all or any of the businesses of licensed victuallers, hotel keepers, inn-keepers, beer-house keepers, restaurant keepers, lodging-house keepers, caterers and purveyors of refreshments, refreshment contractors, refreshment room proprietors, sugar merchants, tobacconists, and the business of owning, leasing, managing and franchising hotels and lodging houses of all kinds.

(D)	To manufacture, buy, sell, improve, treat, preserve, fine, aerate, mineralise, bottle and otherwise deal in minerals and aerated waters and other liquids of every

[1]	The Company was incorporated as Hackremco (No. 2154) Limited on 21 May 2004. On 24 March 2005 the name of the Company was changed to New InterContinental Hotels Group Limited. On 27 April 2005, the Company re-registered as a public limited company and its name was changed to New InterContinental Hotels Group PLC with effect from that date. With effect from 27 June 2005, the name of the Company was changed to InterContinental Hotels Group PLC.

description; and to produce, buy, sell and deal in all materials and things capable of being used in connection with any such business aforesaid; and to manufacture, buy, sell and deal in casks, kegs, bottles and other containers of all kinds and plant, machines, apparatus and appliances capable of being used in connection with any such business as aforesaid.

(E)	To grow, manufacture, buy, sell, manipulate, and deal both wholesale and retail in commodities, articles and things of all kinds which can conveniently be dealt in by the Company in connection with any of its objects.

(F)	To carry on any other business or activity of any nature whatsoever which may seem to the Directors to be capable of being conveniently or advantageously carried on in connection or conjunction with any business of the Company hereinbefore or hereinafter authorised or to be expedient with a view directly or indirectly to enhancing the value of or to rendering profitable or more profitable any of the Company’s assets or utilising its skills, know-how or expertise.

(G)	To carry on any of its business by or through a subsidiary or subsidiaries and to form or establish in any part of the world any company or companies for the purpose of carrying on as principal or as agent for the Company any business herein authorised or which may seem conducive to the Company’s interests and to subscribe for, hold and deal with the shares of any company that may be so formed or established and to guarantee the due performance of its obligations and to transfer to any such company any part or branch of its business.

(H)	To purchase, acquire, rent, build, construct, alter, remove, replace, equip, execute, carry out, improve, work, develop, administer, maintain, manage or control any freehold, leasehold or other property and, in particular, breweries, hotels, restaurants, licensed premises, cafes, bars or refreshment saloons and the goodwill of any business carried on therein and the stock-in-trade, plant, machinery or effects thereof or thereupon and any other buildings, structures or facilities of all kinds, whether the same be required for the purposes of the Company or for sale or hire to or in return for any consideration from any other company, firm or persons, and to contribute to or assist in or carry out any part of any such operations.

(I)	To purchase or otherwise acquire for any estate or interest any property (real or personal) or assets or any concessions, licences, grants, patents, trade marks, copyrights or other exclusive or non-exclusive rights of any kind and to hold, develop and turn to account and deal with the same in such manner as may be thought fit, and to make experiments and tests and to carry on all kinds of research work.

(J)	To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgage and charges upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by the creation and issue on such terms and conditions as may be thought fit of debentures, debenture stock or other securities of any description.

(K)	To draw, make, accept, endorse, discount, negotiate, execute, and issue, and to buy, sell and deal with bills of exchange, promissory notes, and other negotiable or transferable instruments or securities.

(L)	To amalgamate or enter into partnership or any joint purpose or profit/loss-sharing arrangement or other association with and to co-operate in any way with or assist or subsidise any company, firm, person or body, and to purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any company, firm, person or body carrying on any business which the Company is authorised to carry on or possessed of any property suitable for the purposes of the Company.

(M)	To promote, or join in the promotion of, any company, whether or not having objects similar to those of the Company.

(N)	To pay all preliminary expenses of the Company and any company promoted by the Company or any company in which this Company is or may contemplate being interested, including in such preliminary expenses all or any part of the costs and expenses of owners of any business or property acquired by the Company.

(O)	To advance, lend or deposit money or give credit to or with any company, firm or person on such terms as may be thought fit and with or without security.

(P)	To issue any securities which the Company has power to issue for any other purpose by way of security or indemnity or in satisfaction of any liability undertaken or agreed to be undertaken by the Company.

(Q)	To guarantee or give indemnities or provide security, whether by personal covenant or by mortgage or charge upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by all or any such methods, for the performance of any contracts or obligations, and the payment of capital or principal (together with any premium) and dividends or interest on any shares, debentures or other securities, of any person, firm or company including (without limiting the generality of the foregoing) any company which is for the time being a holding company of the Company or another subsidiary of any such holding company or is associated with the Company in business.

(R)	To sell, lease, grant licenses, easements and other rights over, and in any other manner deal with or dispose of, the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be thought fit, and in particular for stocks, shares or securities of any other company whether fully or partly paid up.

(S)	To procure the registration, recognition or incorporation of the Company in or under the laws of any territory outside England.

(T)	To subscribe, or guarantee money for, any national, charitable, benevolent, public, general or useful object or for any exhibition, or for any purpose which may be considered likely directly or indirectly to further the interests of the Company or of its members.

(U)	(i) To establish and maintain or contribute to any pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any individuals who are or were at any time in the employment or service of the Company or of any associated company, or who are or were at any time directors or officers of the Company or of any associated company, and the wives, widows, families and dependants of any such individuals; to establish and subsidise or subscribe to any institutions, associations, clubs or funds which may be considered likely to benefit any such persons or to further the interests of the Company or of any associated company; and to make payments for or towards the insurance of any such persons.

(ii) To establish and maintain, and to lend or contribute to, any scheme for encouraging or facilitating the holding of shares or debentures or other securities in the Company or any associated company by or for the benefit of its employees or former employees, or those of any associated company, or by or for the benefit of such other persons as may for the time being be permitted by law, or any scheme for sharing profits with its employees or those of its associated companies, and (so far as for the time being permitted by law) to lend money to employees of the Company or of any associated company with a view to enabling them to acquire shares in the Company or any associated company.

(iii) (a) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any associated company, or who are or were at any time trustees of any pension fund or employees’ share scheme in which any employees of the Company or of any associated company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to the Company or associated company or pension fund; (b) to such extent as may be permitted by law otherwise to indemnify any such person against or from any such liability; and (c) (i) to provide a Director or officer with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with any application under those provisions of the Companies Act 1985 referred to in Section 337A(2) of that Act and (ii) to do anything to enable a Director to avoid incurring such expenditure.

(iv) In this paragraph (U):
(a) an “associated company” is any company (i) which is the Company’s holding company or (ii) in which the Company or its holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or (iii) which is in any way allied to or associated with the Company or its holding company or any of the predecessors of the Company or of such holding company, or (iv) which is a subsidiary undertaking of any other associated company; and
(b) “holding company” and “subsidiary undertaking” have the same meanings as in the Companies Act 1985 as amended by the Companies Act 1989.
(V)	To distribute among members of the Company in specie or otherwise, by way of dividend or bonus or by way of reduction of capital, all or any of the property or assets of the Company, or any proceeds of sale or other disposal of any property or assets of the Company, with and subject to any incident authorised and consent required by law.

(W)	To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents, subsidiary companies or otherwise, and either alone or in conjunction with others.

(X)	To do all such other things as may be considered to be incidental or conducive to any of the above objects.
And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraph or the order in which the same occur or the name of the Company.
5	The liability of the members is limited.

6	The share capital of the Company is £100 divided into 100 shares of £1 each.[2]

[2]	Share capital increased from £100 to £50,100 by the creation of a redeemable preference share of £50,000 by way of a resolution of the Company passed at an Extraordinary General Meeting held on 21 April 2005. By resolutions of the Company passed at an Extraordinary General Meeting held on 20 May 2005, the share capital was further increased from £50,100 to £10,000,050,000 by the creation of 9,999,999,900 additional ordinary shares of £1 each and the ordinary share capital was then consolidated into 1,600,000,000 ordinary shares of £6.25 each. By resolutions of the Company passed at an Extraordinary General Meeting held on 30 June 2005, the share capital was reduced to £160,050,000, divided into 1,600,000,000 ordinary shares of 10p each and one redeemable preference share of £50,000, by reducing the nominal value of each ordinary share from £6.25 to 10p. By a resolution dated 8 September 2005, the share capital was reduced to £160,000,000 by the redemption of one redeemable preference share of £50,000. By resolutions of the Company passed at an Extraordinary General Meeting held on 1 June 2006, the share capital was consolidated into 1,400,000,000 ordinary shares of 11 3/7p each. By resolutions of the Company passed at an Extraordinary General Meeting held on 1 June 2007, the share capital was consolidated into 1,175,000,000 ordinary shares of 13 29/47p each.

Exhibit 1
No. 5134420
The Companies Act 1985
Company Limited by Shares
INTERCONTINENTAL HOTELS GROUP PLC
ARTICLES OF ASSOCIATION
Linklaters
One Silk Street
London EC2Y 8HQ
Telephone (44-20) 7456 2000
Facsimile (44-20) 7456 2222
Ref JLF/TXMB
Adopted with effect from 27 June 2005 pursuant to a Special Resolution of the Company passed on 15 June 2005. By a Special
Resolution of the Company passed at an Extraordinary General Meeting held on 1 June 2007, the Articles of Association were further amended.

Contents

	Article No.	Page No.
Preliminary	1-2	1-6
Share Capital	3-4	6-7
Variation of Rights	5-6	7-8
Alteration of Share Capital	7-11	8-9
Shares	12-16	9-11
Evidence of Title to Securities	17	11-12
Share Certificates	18-22	12-13
Calls on Shares	23-28	13-14
Forfeiture and Lien	29-36	14-15
Transfer of Shares	37-43	16-18
Transmission of Shares	44-46	18
Untraced Shareholders	47-48	19
General Meetings	49-50	19-20
Notice of General Meetings	51-52	20-21
Overflow of General Meetings	53-55	21
Proceedings at General Meetings	56-66	21-23
Votes of Members	67-72	23-26
Proxies	73-78	26-28
Corporations Acting by Representatives	79	28
Directors	80-88	28-30
Appointment and Retirement of Directors	89-97	30-32
Alternate Directors	98-101	32-33
Meetings and Proceedings of Directors	102-111	33-37
Borrowing Powers	112-113	37
General Powers of Directors	114-118	37-38
President	119	38
Departmental, Division or Local Directors	120	38-39
Secretary	121	39
The Seal	122-124	39
Record Date	125	39
Authentication of Documents	126	40
Reserves	127	40

i

	Article No.	Page No.
Dividends	128-140	40-43
Capitalisation of Profits and Shares	141-142	43-45
Minutes	143	45
Accounts	144-145	45
Auditors .	146-147	46
Communications with Members	148-155	46-48
Winding up	156-157	48-49
Indemnity	158	49-50
Overriding Provisions	159	50-53

ii

The Companies Act 1985
COMPANY LIMITED BY SHARES
Articles of Association
Adopted by Special Resolution passed on 15 June 2005
Further amended by a Special Resolution passed on 1 June 2007 of
INTERCONTINENTAL HOTELS GROUP PLC1
Preliminary
1	The regulations in Table A in The Companies (Tables A to F) Regulations 1985 and in any Table A applicable to the Company under any former enactment relating to companies shall not apply to the Company.

2	In these Articles (if not inconsistent with the subject or context) the words and expressions set out below shall have the following meanings:

“Auditors” means the auditors for the time being of the Company.

“Company Communications Provisions” shall have the same meaning as in the Companies Acts.

“in writing” means written or produced by any substitute for writing (including anything in electronic form) or partly one and partly another.

“London Stock Exchange” means London Stock Exchange plc.

“month” means calendar month.

“Office” means the registered office of the Company for the time being.

“Operator” means CRESTCo Limited or such other person as may for the time being be approved by H.M. Treasury as Operator under the Regulations.

“Operator-instruction” means a properly authenticated dematerialised instruction attributable to the Operator.

“paid” means paid or credited as paid.

“participating security” means a security title to units of which is permitted by the Operator to be transferred by means of a relevant system.

“Register” means the register of members of the Company.

[1]	The Company was incorporated as Hackremco (No. 2154) Limited on 21 May 2004. On 24 March 2005 the name of the Company was changed to New InterContinental Hotels Group Limited. On 27 April 2005, the Company re-registered as a public limited company and its name was changed to New InterContinental Hotels Group PLC with effect from that date. With effect from 27 June 2005, the name of the Company was changed to InterContinental Hotels Group PLC.

“Regulations” means the Uncertificated Securities Regulations 2001.

“relevant system” means a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the Regulations.

“Seal” means the Common Seal of the Company.

“Securities Seal” means the official seal kept by the Company for sealing securities issued by the Company, or for sealing documents creating or evidencing securities so issued, as permitted by the Companies Acts.

“Statutes” means the Companies Acts, the Regulations and every other enactment (to the extent the same is in force) concerning companies and affecting the Company.

“these Articles” means these Articles of Association as from time to time altered.

“Transfer Office” means the place where the Register is situated for the time being.

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“UK Listing Authority” means the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000.

“year” means calendar year.

The expression “address” includes any number or address (including in the use of any Uncertificated Proxy Instruction permitted under Article 75, an identification number of a participant in the relevant system) used for the purposes of sending or receiving notices, documents or information by electronic means and/or by means of a website.

The expression “Companies Acts” shall have the meaning given thereto by Section 2 of the Companies Act 2006 but shall only extend to provisions which are in force at the relevant date.

The expressions “hard copy form”, “electronic form” and “electronic means” shall have the same respective meanings as in the Company Communications Provisions.

The expressions “debenture” and “debenture holder” shall respectively include “debenture stock” and “debenture stockholder”.

The expression “Director” shall include all the directors of the Company.

The expression “Group” in relation to moneys borrowed means the Company and its subsidiary undertakings for the time being.

The expression “moneys borrowed” shall be deemed to include (to the extent that the same would not otherwise fall to be taken into account):
(i)	the principal amount of any debentures, as defined in Section 744 of the Companies Act 1985 and any fixed premium payable on final repayment thereof save to the extent that such amounts otherwise fall to be included as moneys borrowed;

(ii)	the principal amount raised by the acceptance of bills by the Company or any subsidiary (not being acceptance of trade bills for the purchase of goods in the ordinary course of business) or by any bank or accepting house under any acceptance credit opened on behalf of the Company or any subsidiary;

(iii)	the nominal amount of any share capital and the principal amount of any other debentures or other borrowed moneys (together with any fixed premium payable on final redemption or repayment) the redemption or repayment of which is guaranteed (or is the subject of an indemnity granted) by the Company or a subsidiary, save to the extent that the amount guaranteed otherwise falls to be included as moneys borrowed;

(iv)	the nominal amount of any paid-up share capital, except ordinary share capital, of a subsidiary which is not for the time being beneficially owned by the Company or a subsidiary;

(v)	the aggregate amount owing by any member of the Group under finance leases (as determined in accordance with any then current International Financial Reporting Standard or otherwise in accordance with United Kingdom generally accepted accounting principles but excluding leaseholds of immovable property);

(vi)	the principal amount of any book debts of any member of the Group which have been sold or agreed to be sold, to the extent that any member of the Group is for the time being liable to indemnify or reimburse the purchaser in respect of any non-payment in respect of such book debts; and

(vii)	any part of the purchase price of any movable or immovable assets acquired by any member of the Group, the payment of which is deferred beyond the date of completion of the conveyance, assignment or transfer of the legal estate to such assets or, if no such conveyance, assignment or transfer is to take place within six months after the date on which the contract for such purchase is entered into or (if later) becomes unconditional, beyond that date;
but shall be deemed not to include:
(viii)	a proportion of the moneys borrowed by any partly-owned subsidiary otherwise than from the Company or a subsidiary equal to the proportion of its ordinary share capital not directly or indirectly attributable to the Company;

(ix)	amounts borrowed and falling to be taken into account as moneys borrowed pending their application for the purpose of repaying the whole or any part of the other moneys borrowed provided that they are so applied within six months of being so borrowed;

(x)	amounts borrowed by the Company or any subsidiary to finance any contract for the sale of goods in respect of which any part of the price receivable is guaranteed by the Export Credit Guarantee Department of the Board of Trade or any institution carrying on similar business to the extent of that part of the contract price guaranteed notwithstanding that such amount is secured by a pledge or charge on the interest in such contract or the underlying goods or bills of exchange or the negotiable instruments drawn or made in connection therewith or the interest in any letters of credit issued or guarantee or indemnity or security held in relation thereto;

(xi)	all sums (whether or not carrying interest) deposited with the Company or with any subsidiary by tenants or managers of premises owned by any such company by way of earnest or security for the performance by such tenants or managers of their obligations or by loan clubs or by similar associations;

and so that:

(xii)	no amount shall be taken into account more than once in the same calculation but subject thereto (i) to (xii) above shall be read cumulatively;

(xiii)	moneys borrowed shall be offset by cash and cash equivalence as determined in accordance with any then current International Financial Reporting Standards or otherwise in accordance with United Kingdom generally accepted accounting principles; and

(xiv)	in determining the amount of any debentures or other moneys borrowed or of any share capital for the purpose of this paragraph there shall be taken into account the nominal or principal amount thereof (or, in the case of partly-paid debentures or shares, the amount for the time being paid up thereon) together with any fixed or minimum premium payable on final redemption or repayment provided that if moneys are borrowed or shares are issued on terms that they may be repayable or redeemable (or that any member of the Group may be required to purchase them) earlier than their final maturity date (whether by exercise of an option on the part of the issuer or the creditor (or a trustee for the creditor) or the shareholder, by reason of a default or for any other reason) at a premium or discount to their nominal or principal amount then there shall be taken into account the amount (or the greater or greatest of two or more alternative amounts) which would, if those circumstances occurred, be payable on such repayment, redemption or purchase at the date as at which the calculation is being made.
The expression “officer” shall include a Director, manager and the Secretary, but shall not include an auditor.

The expressions “recognised clearing house” and “recognised investment exchange” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000.

The expression “Secretary” shall include any person appointed by the Directors to perform any of the duties of the Secretary including, but not limited to, a joint, assistant or deputy Secretary.

The expression “share capital and consolidated reserves” shall mean at any time a sum equal to the aggregate, as shown by the relevant balance sheet, of the amount paid up on the issued or allotted share capital of the Company and the amount standing to the credit of the reserves (including the profit and loss account and any share premium account or capital redemption reserve) of the Company and its subsidiary undertakings included in the consolidation in the relevant balance sheet but after:
(i)	adding back any debit balance on profit and loss account or on any other reserve;

(ii)	excluding any amount taken directly to reserves for taxation;

(iii)	making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital and/or any such reserves (other than profit and loss account) subsequent to the date of the relevant balance sheet and so that for this purpose if any issue or proposed issue of shares by the Company for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof (not being moneys payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);

(iv)	making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by the Company or its subsidiary undertakings (to the extent not attributable directly or indirectly to the Company) out of profits earned up to and including the date of the relevant balance sheet to the extent that such distribution is not provided for in such balance sheet;

(v)	making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiary undertakings (including a variation whereby an undertaking becomes or ceases to be a subsidiary undertaking) since the date of the relevant balance sheet;

(vi)	if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any undertaking is to become or cease to be a subsidiary undertaking of the Company, making all such adjustments as would be appropriate if such transaction had been carried into effect; and

(vii)	excluding minority interests in subsidiary undertakings to the extent not already excluded.
For the purpose of this definition, the “relevant balance sheet” means, at any time, the latest audited consolidated balance sheet dealing with the state of affairs of the Company and (with or without exceptions) its subsidiary undertakings.

For the purposes of this definition:
(i)	capital allotted shall be treated as issued and any capital already called up or payable at any fixed future date shall be treated as already paid up, and

(ii)	any company which it is proposed shall become a subsidiary shall be treated as if it had already become a subsidiary.
The expression “shareholders’ meeting” shall include both a General Meeting and a meeting of the holders of any class of shares of the Company.
All such provisions of these Articles as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” shall be construed accordingly.
Except where the context otherwise requires, any reference to issued shares of any class (whether of the Company or of any other company) shall not include any shares of that class held as treasury shares.
Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.
References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).
Subject as aforesaid any words or expressions defined in the Companies Acts or the Crest Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

A Special or Extraordinary Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.
References herein to a share (or to a holding of shares) being in uncertificated form or in certificated form are references, respectively, to that share being an uncertificated unit of a security or a certificated unit of a security for the purposes of the Regulations.
Share Capital
3	Amount of Share Capital

The share capital of the Company at the date of adoption of these Articles is £10,000,050,000 divided into 1,600,000,000 ordinary shares of £6.25 each (“Ordinary Shares”) and one Redeemable Preference Share of £50,000 (the “Redeemable Preference Share”)[2]. The Ordinary Shares will have attached thereto the rights and privileges and be subject to the limitations and restrictions specified in this Article 3. The Redeemable Preference Share will have attached thereto the rights and privileges and be subject to the limitations and restrictions specified in Article 4.

3.1	Income

Subject to the rights attached to any other share or class of share, the holders of Ordinary Shares shall be entitled to be paid any profits of the Company available for distribution and determined to be paid by the Directors rateably according to the amounts paid up on such shares.

3.2	Capital

On a return of capital on winding up or otherwise (except on redemption in accordance with the terms of issue of any share, or purchase by the Company of any share or on a capitalisation issue and subject to the rights of any other class of shares that may be issued) after paying such sums as may be due in priority to holders of any other class of shares in the capital of the Company, any further such amount shall be paid to the holders of the Ordinary Shares rateably according to the amounts paid up or credited as paid up in respect of each Ordinary Share.

3.3	Voting at General Meetings

The holders of Ordinary Shares shall be entitled, in respect of their holdings of such shares, to receive notice of General Meetings and to attend, speak and vote at such meetings in accordance with these Articles.

4	Redeemable Preference Share

The rights attaching to the Redeemable Preference Share shall be as follows:

[2]	By resolutions of the Company passed at an Extraordinary General Meeting held on 30 June 2005, the share capital was reduced to £160,050,000, divided into 1,600,000,000 ordinary shares of 10p each and one redeemable preference share of £50,000, by reducing the nominal value of each ordinary share from £6.25 to 10p. By a resolution dated 8 September 2005, the share capital was reduced to £160,000,000 by the redemption of one redeemable preference share of £50,000. By resolutions of the Company passed at an Extraordinary General Meeting held on 1 June 2006, the share capital was consolidated into 1,400,000,000 ordinary shares of 11 3/7p each. By resolutions of the Company passed at an Extraordinary General Meeting held on 1 June 2007, the share capital was consolidated into 1,175,000,000 ordinary shares of 13 29/47p each.

4.1	the Redeemable Preference Share shall carry no rights to receive any of the profits of the Company available for distribution by way of dividend or otherwise;

4.2	if there is a return of capital on winding up or otherwise the assets of the Company available for distribution among the members shall be applied first in repaying in full the holder of the Redeemable Preference Share the amount paid up on such share;

4.3	except as provided above the Redeemable Preference Share shall not carry any right to participate in profits or assets of the Company;

4.4	subject to the provisions of the Statutes, the Company may redeem the Redeemable Preference Share at its nominal amount at any time specified by either the Directors or the holder of the Redeemable Preference Share provided always that if the Company shall at any time be unable in compliance with the provisions of the Statutes to redeem the Redeemable Preference Share on the date specified by the Directors of the Company or by the holder of the Redeemable Preference Share then the Company shall redeem such share as soon as it is able to comply with such provisions of the Statutes;

4.5	subject to the provisions of the Statutes, any notice of redemption served shall specify the date fixed for redemption and upon such date the holder of the Redeemable Preference Share shall be bound to present the certificate in respect thereof in order that the same may be cancelled. Upon such delivery the Company shall pay to such holder the amount due to him in respect of such redemption; and

4.6	the holder of the Redeemable Preference Share shall not be entitled to receive notice of or attend and vote at any General Meeting of the Company unless a resolution is to be proposed:

4.6.1 to wind up the Company; or

4.6.2 which varies, modifies, alters or abrogates any of the rights attaching to the Redeemable Preference Share.
Variation of Rights
5	Manner of variation of rights

5.1	Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes and Article 4.6.2, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up.

5.2	To every such separate General Meeting all the provisions of these Articles relating to General Meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class (but so that at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him but not otherwise.

5.3	The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

6	Matters not constituting variation of rights

The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by (a) the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto or (b) the purchase or redemption by the Company of any of its own shares.
Alteration of Share Capital
7	Increase of Share Capital

The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe. All new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

8	Consolidation, cancellation and subdivision

The Company may by Ordinary Resolution:

8.1	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

8.2	cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

8.3	subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is subdivided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

9	Proceeds of consolidation and subdivision

Whenever as a result of a consolidation or subdivision of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Directors may authorise some person to transfer the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale. So far as the Statutes allow, the Directors may treat shares of a member in certificated form and in uncertificated form as separate holdings in giving effect to subdivisions and/or consolidations and may cause any shares arising on consolidation or subdivision and representing fractional entitlements to be entered in the Register as shares in certificated form where this is desirable to facilitate the sale thereof.
10	Purchase of own shares

10.1	Subject to the provisions of the Statutes, the Company may purchase, or may enter into a contract under which it will or may purchase, any of its own shares (including any redeemable shares) but so that if there shall be in issue any shares which are admitted to the official list maintained by the UK Listing Authority and which are convertible into equity share capital of the Company of the class proposed to be purchased, then the Company shall not purchase, or enter into a contract under which it will or may purchase, such equity shares unless either:
10.1.1	the terms of issue of such convertible shares include provisions permitting the Company to purchase its own equity shares or providing for adjustment to the conversion terms upon such a purchase; or

10.1.2	the purchase, or the contract, has first been approved by an Extraordinary Resolution passed at a separate meeting of the holders of such convertible shares.
10.2	The Company may not exercise any rights in respect of treasury shares held by it, including any rights to attend or vote at meetings, to participate in any offer by the Company to shareholders or to receive any distribution (including in a winding up), but without prejudice to its rights to sell the treasury shares, to transfer the shares for the purposes of or pursuant to an employees’ share scheme, to receive an allotment of shares as fully paid bonus shares in respect of the treasury shares or to receive any amount payable on redemption of any redeemable treasury shares.

11	Reduction of capital

11.1	Subject to the provisions of the Statutes, the Company may by Special Resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any way.

11.2	Holders of shares of the Company allotted and issued pursuant to the scheme of arrangement (the “Scheme”) under section 425 of the Companies Act 1985 dated 3 May 2005 between the company formerly known as “InterContinental Hotels Group PLC” (with registered number 4551528) and the holders of its Scheme Shares (as defined in the Scheme) shall be bound by any Special Resolution to reduce or approve the reduction of the capital of the Company in any way duly passed at any Extraordinary General Meeting prior to the Scheme becoming effective.
Shares
12	Rights attaching to shares on issue

Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company or the holder are liable, to be redeemed.

13	Directors’ power to allot securities and to sell treasury shares

13.1	Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

13.2	The Directors shall be generally and unconditionally authorised pursuant to, and in accordance with, Section 80 of the Companies Act 1985 to exercise for each Allotment Period all the powers of the Company to allot relevant securities up to a maximum aggregate nominal amount equal to the Section 80 Amount.

13.3	During each Allotment Period the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of any authority in paragraph 13.2 above and to sell treasury shares wholly for cash:
13.3.1	in connection with a rights issue; and

13.3.2	otherwise than in connection with a rights issue, up to an aggregate nominal amount equal to the Section 89 Amount, as if Section 89(1) of the Companies Act 1985 did not apply to any such allotment or sale.
13.4	By such authority and power the Directors may, during the Allotment Period, make offers or agreements which would or might require securities to be allotted or sold after the expiry of such period.

13.5	For the purposes of this Article 13:
13.5.1	“Allotment Period” means the period ending on the date of the next Annual General Meeting of the Company or on 1 September 2006, whichever is the earlier, or any other period (not exceeding five years on any occasion) for which the authority conferred by this Article 13 is renewed by Resolution of the Company in General Meeting stating the Section 80 Amount for such period;

13.5.2	“rights issue” means an offer of equity securities open for acceptance for a period fixed by the Directors to (i) holders (other than the Company) of Ordinary Shares on the Register on a record date fixed by the Directors in proportion to their respective holdings (for which purpose holdings in certificated and uncertificated form may be treated as separate holdings) and (ii) other persons so entitled by virtue of the rights attaching to any other equity securities held by them, but subject in both cases to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory;

13.5.3	“Section 80 Amount” shall, without prejudice to any other authority given to the Directors, for the first Allotment Period be £922,013,888 (provided that if the nominal value of the Ordinary Shares (being relevant securities for the purposes of

Section 80 of the Companies Act 1985) has been reduced to ten pence by way of a Court approved reduction of capital, then the Section 80 Amount shall be £14,752,222) or any increased amount fixed by Resolution of the Company in General Meeting; for any other Allotment Period the Section 80 Amount shall be stated in the relevant Resolution renewing the authority conferred by paragraph 13.2 above for such period or any increased amount fixed by Resolution of the Company in General Meeting;

13.5.4	“Section 89 Amount” shall for the first Allotment Period be £138,302,083 (provided that if the nominal value of the Ordinary Shares (being equity securities for the purposes of Section 89 of the Companies Act 1985) has been reduced to ten pence by way of a Court approved reduction of capital, then the Section 89 Amount shall be £2,212,833) or any increased amount fixed by Special Resolution; for any other Allotment Period the Section 89 Amount shall be that stated in the relevant Special Resolution renewing the power conferred by paragraph 13.3 above for such period or any increased amount fixed by Special Resolution; and

13.5.5	the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.
14	Commission on issue of shares

The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

15	Renunciation of allotment

The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder:

15.1	recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation; and/or

15.2	allow the rights represented thereby to be one or more participating securities, in each case upon and subject to such terms and conditions as the Directors may think fit to impose.

16	Trust etc. interests not recognised

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

Evidence of Title to Securities
17	Nothing in these Articles shall require title to any securities of the Company to be evidenced or transferred by a written instrument, the regulations from time to time made under the Statutes so permitting. The Directors shall have power to implement any arrangements which they may think fit for such evidencing and transfer which accord with those regulations.
Share Certificates
18	Issue of share certificate

Every share certificate shall be executed by the Company in such manner as the Directors may decide (which may include use of the Seal or the Securities Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) and/or manual or facsimile signatures by one or more Directors) and shall specify the number and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class. No certificate shall normally be issued in respect of shares held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange.

19	Joint holder

In the case of a share held jointly by several persons in certificated form the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.

20	Timing of issue of share certificate

Any person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the Register in respect of any shares in certificated form of any one class upon the issue or transfer to him thereof shall be entitled without payment to a certificate therefor (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully-paid shares) within 14 days after lodgment of a transfer or (in the case of a transfer of partly-paid shares) within two months after lodgment of a transfer.

21	Balance certificate

Where some only of the shares comprised in a share certificate are transferred, the old certificate shall be cancelled and, to the extent that the balance is to be held in certificated form, a new certificate for the balance of such shares issued in lieu without charge.

22	Replacement of share certificates

22.1	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

22.2	If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

22.3	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

22.4	In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.
Calls on Shares
23	Power to make calls

The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

24	Liability for calls

Each member shall (subject to being given at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified, the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be wholly or partly revoked or postponed as the Directors may determine.

25	Interest on overdue amounts

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 3 per cent per annum above the base rate for the time being of Barclays Bank PLC on the date on which payments are made to the Company) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

26	Other sums due on shares

Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

27	Power to differentiate between holders

The Directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

28	Payment of calls in advance

The Directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding 3 per cent per annum above the base rate for the time being of Barclays Bank PLC on the date on which payments are made to the Company) as the member paying such sum and the Directors may agree.
Forfeiture and Lien
29	Notice on failure to pay a call

29.1	If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

29.2	The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

30	Forfeiture for non-compliance

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

31	Disposal of forfeited share

A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

32	Holder to remain liable despite forfeiture

A person whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares and shall, in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares. Such person shall nevertheless remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at 3 per cent per annum above the base rate for the time being of Barclays Bank PLC on the date on which payments are made to the Company (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment. The Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal. They may also waive payment in whole or in part.

33	Lien on partly-paid shares

The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and the Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

34	Sale of shares subject to lien

The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing demanding payment of the sum presently payable and giving notice of intention to sell the share in default of payment shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.

35	Proceeds of sale of shares subject to lien

The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender (in the case of shares held in certificated form) to the Company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

36	Evidence of forfeiture

A statutory declaration that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration shall (subject to the relevant share transfer being made, if the same be required) constitute a good title to the share. The person to whom the share is sold, re-allotted or disposed of shall not be bound to see to the application of the consideration (if any). The title of such person to the share shall not be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.
Transfer of Shares
37	Form of transfer

37.1	Subject to the provisions of Article 17, all transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.

37.2	All transfers of shares which are in uncertificated form may, unless the Regulations otherwise provide, be effected by means of a relevant system.

38	Closure of Register

The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine and either generally or in respect of any class of shares except that, in respect of any shares which are participating securities, the Register shall not be closed without the consent of the Operator. The Register shall not be closed for more than 30 days in any year.

39	Right to refuse registration

39.1	The Directors may decline to recognise any instrument of transfer relating to shares in certificated form unless the instrument of transfer is in respect of only one class of share and is lodged (duly stamped if required) at the Transfer Office accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do), provided that, where any such shares are admitted to the official list maintained by the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. In the case of a transfer of shares in certificated form by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the lodgment of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

39.2	The Directors may, in the case of shares in certificated form, in their absolute discretion and without assigning any reason therefor refuse to register any transfer of shares (not being fully-paid shares) provided that, where any such shares are admitted to the official list maintained by the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

39.3	The Directors may also refuse to register an allotment or transfer of shares (whether fully-paid or not) in favour of more than four persons jointly.

39.4	If the Directors refuse to register an allotment or transfer of shares they shall within two months after the date on which:
39.4.1	the letter of allotment or instrument of transfer was lodged with the Company (in the case of shares held in certificated form); or

39.4.2	the Operator-instruction was received by the Company (in the case of shares held in uncertificated form), send to the allottee or transferee notice of the refusal.

40	Instruments of transfer

All instruments of transfer which are registered may be retained by the Company.

41	No fee on registration

No fee will be charged by the Company in respect of the registration of any transfer or any document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

42	Destruction of documents

Subject to compliance with the rules (as defined in the Regulations) applicable to shares of the Company in uncertificated form, the Company shall be entitled to destroy or delete all instruments of transfer or other documents (whether in hard copy or electronic form) which have been registered or on the basis of which registration was made at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed or deleted was duly and properly made and every instrument of transfer so destroyed or deleted was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed or deleted was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

42.1	the provisions aforesaid shall apply only to the destruction or deletion of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

42.2	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction or deletion of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

42.3	any document referred to above may, subject to the Statutes, be destroyed before the end of the relevant period so long as a copy of such document (whether made electronically, by microfilm, by digital imaging or by any other means) has been made and is retained until the end of the relevant period; and

42.4	references herein to the destruction or deletion of any document include references to the disposal thereof in any manner.

43	Further provisions on shares in uncertificated form

43.1	Subject to the Statutes and the rules (as defined in the Regulations), and apart from any class of wholly dematerialised security, the Directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a relevant system or that shares of any class should cease to be held and transferred as aforesaid.

43.2	The provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such Articles are inconsistent with:
43.2.1	the holding of shares of that class in uncertificated form;

43.2.2	the transfer of title to shares of that class by means of a relevant system; or

43.2.3	any provision of the Regulations.
Transmission of Shares
44	Persons entitled on death

In case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by him.

45	Election by persons entitled by transmission

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing to that effect or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the notice or transfer were a transfer made by the member registered as the holder of any such share.

46	Rights of persons entitled by transmission

Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to shareholders’ meetings until he shall have been registered as a member in respect of the share.
Untraced Shareholders
47	Untraced shareholders

The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:

47.1	during the period of six years prior to the date of the publication of the advertisements referred to in paragraph 47.2 below (or, if published on different dates, the first thereof) no communication has been received by the Company from the member or the person entitled by transmission and no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the member or to the person entitled by transmission to the shares at his address on the Register or the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and at least three dividends in respect of the shares in question have become payable and no dividend in respect of those shares has been claimed;

47.2	the Company shall on expiry of the said period of six years have inserted advertisements in both a leading national daily newspaper and in a newspaper circulating in the area in which the address referred to in paragraph 47.1 above is located giving notice of its intention to sell the said shares; and

47.3	during the said period of six years and the period of three months following the publication of the said advertisements the Company shall have received no communication from such member or person.

48	Executor and proceeds

To give effect to any such sale the Company may appoint any person to transfer, as transferor, the said shares and such transfer shall be as effective as if it had been carried out by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.
General Meetings
49	Annual and Extraordinary General Meetings

An Annual General Meeting shall be held not more than 18 months after the incorporation of the Company and subsequently once in every year, at such time (within a period of not more than 15 months after the holding of the last preceding Annual General Meeting) and place as may be determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings.

50	Convening of General Meetings

The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed with proper expedition to convene an Extraordinary General Meeting.
Notice of General Meetings
51	Notice of General Meetings

An Annual General Meeting and any Extraordinary General Meeting at which it is proposed to pass a Special Resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by 21 clear days’ notice in writing (including, subject to the provision of the Statutes and regulations of the London Stock Exchange, electronic mail) at the least and any other Extraordinary General Meeting by 14 clear days’ notice in writing (including, subject to the provision of the Statutes and regulations of the London Stock Exchange, electronic mail) at the least. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in manner hereinafter mentioned to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company: provided that the Company may determine that only those persons entered on the Register at the close of business on a day determined by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice and provided also that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:

51.1	in the case of an Annual General Meeting by all the members entitled to attend and vote thereat; and

51.2	in the case of an Extraordinary General Meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

52	Contents of notice of General Meetings

52.1	Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy or proxies to attend and vote instead of him and that a proxy need not be a member of the Company.

52.2	In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

52.3	The notice shall specify the general nature of the business to be transacted at the meeting and if any resolution is to be proposed as an Extraordinary Resolution or as a Special Resolution, the notice shall contain a statement to that effect.

52.4	For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.
Overflow of General Meetings
53	The Board may, notwithstanding that the notice of any General Meeting may specify the place of the meeting (the “Principal Place”), at which the chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by members and proxies entitled to attend the General Meeting but unable to do so at the Principal Place.

54	Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance as aforesaid at the other places provided that they shall operate so that any members and proxies excluded from attendance at the Principal Place are able to attend at one or more of the other places. For the purpose of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the Principal Place.

55	The Board may, for the purpose of facilitating the organisation and administration of any General Meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford all members and proxies entitled to attend the meeting an equal opportunity of being admitted to the Principal Place) or the imposition of some random means of selection or otherwise as it shall in its absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a General Meeting at the Principal Place shall be subject to the arrangements as may be for the time being in force whether stated in the notice of meeting to apply to that meeting or notified to the members concerned subsequent to the provision of the notice of the meeting.
Proceedings at General Meetings
56	Chairman

The Chairman of the Directors, failing whom a Deputy Chairman, failing whom any Director present and willing to act and, if more than one, chosen by the Directors present at the meetings shall preside as chairman at a General Meeting. If no Director is present within five minutes after the time appointed for holding the meeting and willing to act as chairman, the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair, the members present and entitled to vote shall choose one of their number) to be chairman of the meeting.

57	Quorum

No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business.

Three members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

58	Lack of quorum

If within five minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine.

59	Adjournment

The chairman of any General Meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for 30 days or more or sine die, not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.

60	Notice of adjourned meeting

Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

61	Amendments to resolutions

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special or Extraordinary Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

62	Polls

At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by:

62.1	the chairman of the meeting;

62.2	not less than five members present in person or by proxy and entitled to vote;

62.3	a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

62.4	a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

63	Demand for poll

A demand for a poll may, before the poll is taken, be withdrawn only with the approval of the chairman of the meeting. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. Unless a poll is taken a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is demanded, it shall be taken in such manner (including by use of ballot, voting papers, tickets, electronic means, or any combination thereof) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

64	Voting on a poll

On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. Unless his appointment otherwise provides, the proxy may vote or abstain at his discretion on any matter coming before the meeting on which proxies are entitled to vote.

65	Chairman’s casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

66	Timing of poll

A poll demanded on the choice of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.
Votes of Members
67	Votes attaching to shares

Subject to Articles 10.2 and 52.4 and to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares, on a show of hands every member who is present in person or by proxy shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

68	Votes of joint holders

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

69	Voting by guardian

Where in England or elsewhere a guardian, receiver or other person (by whatever name called) has been appointed by any Court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such guardian, receiver or other person on behalf of such member to vote in person or by proxy at any shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings.

70	Restrictions on voting if holding unpaid shares

No member shall, unless the Directors otherwise determine, be entitled in respect of any share held by him to vote either personally or by proxy at a shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings if any call or other sum presently payable by him to the Company in respect of that share remains unpaid.

71	Restrictions on voting in particular circumstances

71.1	If any member, or any other person appearing to be interested in shares (within the meaning of Part 22 of the Companies Act 2006) held by such member, has been duly served with a notice under Section 793 of the Companies Act 2006 and is in default for a period of 14 days from the date of service in supplying to the Company the information thereby required, then (unless the Directors otherwise determine) in respect of:
71.1.1	the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares after the date of the notice under Section 793 of the Companies Act 2006); and

71.1.2	any other shares held by the member,
the member shall (for so long as the default continues) not, nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to paragraph 71.2.2 below) be entitled to attend or vote either personally or by proxy at a shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings.

71.2	Where the default shares represent at least 0.25 per cent of the issued shares of the class in question, the Directors may in their absolute discretion by notice (a “direction notice”) to such member direct that:

71.2.1	any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon when such dividend or other money is finally paid to the member and the member shall not be entitled to elect to receive shares in lieu of dividend; and/or

71.2.2	no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:
(i)	the member is not himself in default as regards supplying the information required; and

(ii)	the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares, provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the Regulations.

Any direction notice may treat shares of a member in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter.

Upon the giving of a direction notice its terms shall apply accordingly.

71.3	The Company shall send to each other person appearing to be interested in the shares which are the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

71.4
71.4.1	Save as herein provided any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the Directors so determining (such determination to be made within a period of one week of the default being duly remedied, with written notice thereof being given forthwith to the member).

71.4.2	Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with paragraph 71.2.2 above.
71.5	For the purposes of this Article:
71.5.1	a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under the said Section 793 and either (a) the member has named such person as being so interested or (b) (after taking into account the response of the member to the said notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

71.5.2	a transfer of shares is an approved transfer if:

(i)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as defined in Section 974 of the Companies Act 2006); or

(ii)	the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares including any such sale made through a recognised investment exchange or through a stock exchange outside the United Kingdom on which the Company’s shares are normally traded. For the purposes of this sub-paragraph any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.
71.6	The provisions of this Article are in addition and without prejudice to the provisions of the Companies Acts.

72	Validity and result of vote

No objection shall be raised as to the qualification of any voter or the admissibility of any vote except at the meeting or adjourned meeting at which the vote is tendered. Every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.
Proxies
73	Proxy need not be a member

A proxy need not be a member of the Company.

74	Form of proxy

The appointment of a proxy must be in writing in any usual or common form or in any other form which the Directors may approve and:

74.1	in the case of an individual must either be signed by the appointor or his attorney or authenticated in accordance with Article 154; and

74.2	in the case of a corporation must be either given under its common seal or be signed on its behalf by an attorney or a duly authorised officer of the corporation or authenticated in accordance with Article 154.

Any signature on or authentication of such appointment need not be witnessed. Where an appointment of a proxy is signed or authenticated in accordance with Article 154 on behalf of the appointor by an attorney, the power of attorney or a copy thereof certified notarially or in some other way approved by the Directors must (failing previous registration with the Company) be submitted to the Company, failing which the appointment may be treated as invalid.

75	Deposit of form of proxy

75.1	The appointment of a proxy must be received at such address or one of such addresses (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no address is so specified, must be left at the Transfer Office) not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. The appointment shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An appointment relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

75.2	Without limiting the foregoing, in relation to any shares in uncertificated form the Directors may permit a proxy to be appointed by electronic means and/or by means of a website in the form of an Uncertificated Proxy Instruction (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, sent by means of a relevant system to such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system)); and may permit any supplement to, or amendment or revocation of, any such Uncertificated Proxy Instruction to be made by a further Uncertificated Proxy Instruction. The Directors may in addition prescribe the method of determining the time at which any such instruction or notification is to be treated as received by the Company. The Directors may treat any such instruction or notification purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.

76	Differing proxy appointments

When two or more valid but differing proxy appointments are delivered in respect of the same share for use at the same meeting, the one which is last delivered (regardless of its date or the date of its execution (if relevant)) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last delivered none of them shall be treated as valid in respect of that share.

77	Rights of proxy

A proxy shall have the right to demand or join in demanding a poll but no further right to speak at the meeting, except with the permission of the chairman of the meeting.

78	Revocation of proxy

A vote cast or demand for a poll made by proxy shall not be invalidated by the previous death or insanity of the member or by the revocation of the appointment of the proxy or of the authority under which the appointment was made unless notice in writing of such death, insanity or revocation shall have been received by the Company at the address or one of the addresses specified under Article 75 (subject to any conditions attached to the use of a particular address imposed under that Article) or, if no address was specified, at the Transfer Office 48 hours or such lesser time as the Directors may determine before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast. The Directors may establish such procedures as they deem appropriate to receive and verify the validity and acceptance of the revocation of proxy.
Corporations Acting by Representatives
79	Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any shareholders’ meeting. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.
Directors
80	Number of Directors

Subject as hereinafter provided the Directors shall not be less than five nor more than 18 in number. The Company may by Ordinary Resolution from time to time vary the minimum number and/or maximum number of Directors.

81	Share qualification

A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to receive notice of, attend and speak at shareholders’ meetings.

82	Directors’ fees

Each of the Directors, other than those who hold executive office or are employees of the Company or any subsidiary, shall be paid a fee (which shall accrue from day to day) at such rate as may from time to time be determined by the Directors, provided that the aggregate of all such fees shall not in respect of any year exceed £1,000,000 or such other sum as shall be determined by Ordinary Resolution of the Company.

83	Other remuneration of Directors

Any Director who holds any executive office (including for this purpose the office of Chairman, Deputy Chairman or Vice Chairman whether or not such office is held in an executive capacity), or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine.

84	Directors’ expenses

The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or shareholders’ meetings or otherwise in connection with the business of the Company.

85	Directors’ pensions and other benefits

The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director or ex-Director of the Company or any of its subsidiaries and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.

86	Directors’ interests

Subject to the provisions of the Statutes and to any further restrictions contained in his contract of employment, and provided that he has disclosed to the Directors the nature and extent of any interest of his, a Director notwithstanding his office:

86.1	may be a party to, or otherwise interested in, any contract, transaction or arrangement with the Company or in which the Company is otherwise interested;

86.2	may be a director or other officer of, or employed by, or a party to any contract, transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested;

86.3	may (or any firm of which he is a partner, employee or member may) act in a professional capacity for the Company (other than as Auditor) and be remunerated therefor; and

86.4	shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate or for such remuneration and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

87	Appointment of executive Directors

87.1	The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman, Deputy Chairman, Vice Chairman or Group Chief Executive) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

87.2	The appointment of any Director to the office of Chairman, Deputy Chairman, Vice Chairman or Group Chief Executive or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

87.3	The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

88	Powers of executive Directors

88.1	The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.
Appointment and Retirement of Directors
89	Election or appointment of additional director

The Company may by Ordinary Resolution elect any person to be a Director either to fill a casual vacancy or as an additional Director. Without prejudice thereto the Directors shall have power at any time so to do, but so that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these Articles. Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for election.

90	Vacation of office

The office of a Director shall be vacated in any of the following events, namely:

90.1	if he shall become prohibited by law from acting as a Director;

90.2	if he shall resign by writing under his hand left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer;

90.3	if he shall have a bankruptcy order made against him or shall compound with his creditors generally or shall apply to the Court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that act;

90.4	if in England or elsewhere an order shall be made by any Court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

90.5	if he shall be absent from meetings of the Directors for six months without leave and the Directors shall resolve that his office be vacated; or

90.6	if a notice in writing is served upon him, signed by at least 75 per cent of his co-Directors for the time being, to the effect that his office as Director shall on receipt of such notice ipso facto be vacated, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

91	Retirement by rotation at Annual General Meetings

91.1	Each Director shall retire at the Annual General Meeting held in the third calendar year following the year in which he was elected or last re-elected but, unless he falls within paragraph 91.2 below, he shall be eligible for re-election.

91.2	A Director shall also retire at any Annual General Meeting if he has agreed to do so (whether in accordance with the terms of his appointment or otherwise) and, unless the Directors have agreed otherwise, he shall not be eligible for re-election.

92	Re-election of retiring Director

The Company at the meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director (if eligible for re-election) or some other person eligible for election. In the absence of such a resolution the retiring Director shall nevertheless be deemed to have been re-elected except in any of the following cases:

92.1	where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

92.2	where such Director is ineligible for re-election or has given notice in writing to the Company that he is unwilling to be re-elected;

92.3	where a resolution to elect such Director is void by reason of contravention of the next following Article; or

92.4	where such Director has attained any retiring age applicable to him as Director.

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

93	Election of two or more Directors

A resolution for the election of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it. Any resolution moved in contravention of this provision shall be void.

94	Nomination of Directors for election

No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any General Meeting unless not less than seven nor more than 42 days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Office notice in writing signed or authenticated in accordance with Article 154 by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed or authenticated in accordance with Article 154 by the person to be proposed of his willingness to be elected.

95	Power to remove Director

The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and elect another person in place of a Director so removed from office.

96	Age Limit

Any provision of the Statutes which, subject to the provisions of these Articles, would have the effect of rendering any person ineligible for appointment or election as a Director or liable to vacate office as a Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment or election of any Director over a specified age, shall not apply to the Company.

97	Article deleted by Special Resolution passed on 1 June 2007
Alternate Directors
98	Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors or unless the appointee is another Director, shall have effect only upon and subject to being so approved.

99	The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director, otherwise than by retirement at a General Meeting at which he is re-elected.

100	An alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees of the Directors the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director, nor shall he be deemed to be the agent of his appointor.

101	An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.
Meetings and Proceedings of Directors
102	Governing of meetings of Directors

102.1	Subject to the provisions of these Articles the Directors may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retroactive.

102.2	A notice of a meeting of directors convened in accordance with paragraph 102.1, or a copy of the text of any resolution proposed to be passed in accordance with Article 110, (each a “Communication”) shall be provided to each Director personally, by word of mouth, by notice in writing or by electronic means (in the case of a written notice or a notice sent by electronic means, sent to him at his last known address or such other address as may be notified to the Secretary from time to time), and each Director shall, on appointment, be taken to have agreed to the giving of notices in any such manner. Any such Communication may be delivered by hand or sent by courier, fax, electronic mail or pre-paid first class post. If sent by fax or electronic mail such Communication shall conclusively be deemed to have been given or served at the time of despatch. If sent by post or courier such Communication shall conclusively be deemed to have been received 24 hours from the time of posting or despatch, in the case of inland mail and couriers in the United Kingdom, or 48 hours from the time of posting or despatch in the case of international mail and couriers.

102.3	A Communication shall be deemed duly served under paragraph 102.2 if sent to the address, fax number or electronic mail address last provided by each Director to the Secretary. The non-receipt by any Director of any Communication served in accordance with the provisions of this Article 102 shall not invalidate any meeting of directors, or any written resolution signed in accordance with Article 110, to which the Communication relates if such meeting or resolution is otherwise held or signed in accordance with the provisions of these Articles.

103	Quorum

The quorum necessary for the transaction of business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be three. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors. For the purposes of these Articles any Director who is able (directly or by telephonic or other communication equipment) to speak and be heard by each of the other Directors present or deemed to be present at any meeting of the Directors, shall be deemed to be present in person at such meeting and shall be entitled to vote or be counted in the quorum accordingly. Such meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is, and the word “meeting” shall be construed accordingly.

104	Casting vote

Questions arising at any meeting of the Directors shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

105	Directors’ interests

Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of interests in shares or debentures or other securities of, or otherwise in or through, the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is not entitled to vote.

106	Directors may have interests

106.1	Subject to the provisions of the Statutes, a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:
106.1.1	the giving of any security, guarantee or indemnity in respect of (i) money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings or (ii) a debt or other obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

106.1.2	any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

106.1.3	any proposal concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise, provided that he (together with persons connected with him within the meaning of the Companies Acts) does not have an interest (as that term is used in Part 22 of the Companies Act 2006) in 1 per cent or more of the issued equity share capital of any class of such body corporate (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

106.1.4	any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; and

106.1.5	any proposal concerning (i) insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons who include Directors, or (ii) indemnities in favour of Directors, or (iii) the funding of expenditure by one or more Directors on defending proceedings against him or them, or (iv) doing anything to enable such Director or Directors to avoid incurring such expenditure.
106.2	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph 106.1.3 of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

106.3	If any question shall arise at any time as to the materiality of a Director’s interest or as to his entitlement to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed.

106.4	The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article 106.

107	Directors’ interests — general

For the purposes of Articles 86, 105 and 106:

107.1	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any contract, transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such contract, transaction or arrangement of the nature and extent so specified;

107.2	an interest of a person who is connected (as such expression is defined in the Companies Acts) with a Director shall be treated as an interest of the Director; and

107.3	an interest (whether of his or of such a connected person) of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

108	Number of Directors below minimum

The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

109	Chairman

109.1	The Directors may elect from their number a Chairman, a Deputy Chairman and/or a Vice Chairman (or two or more Deputy Chairmen and/or Vice Chairmen) and determine the period for which each is to hold office. If no Chairman, Deputy Chairman or Vice Chairman shall have been appointed or if at any meeting of the Directors no Chairman, Deputy Chairman or Vice Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

109.2	If at any time there is more than one Deputy Chairman and/or Vice Chairman the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen and/or Vice Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

110	Written resolutions

A resolution in writing of the Directors signed or approved in writing by 70 per cent of the Directors entitled to vote thereon (being not less in number than a quorum for the meetings of Directors) shall be as valid and effectual as a resolution duly passed at a meeting of the Directors and may consist of several documents in the same or similar form. A resolution in writing of the Directors shall be effective upon receipt by the Secretary of resolutions signed or approved in writing by the requisite number of Directors.

111	Appointment and constitution of committees

111.1	The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees. Any such committee shall, unless the Directors otherwise resolve, have power to sub-delegate to sub-committees any of the powers or discretions delegated to it. Any such committee or sub-committee shall consist of one or more Directors and (if thought fit) one or more other named person or persons to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee or sub-committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise hereof by such committee or sub-committee. Any committee or sub-committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee or sub-committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee or sub-committee.

111.2	The meetings and proceedings of any such committee or sub-committee consisting of two or more persons shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

111.3	All acts done by any meeting of Directors, or of any such committee or sub-committee, or by any person acting as a Director or as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee or sub-committee and had been entitled to vote.
Borrowing Powers
112	Borrowing powers

Subject as hereinafter provided and to the provisions of the Statutes, the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property (present and future) and uncalled capital or any part or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

113	Borrowing restrictions

113.1	The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary companies (if any) so as to secure (so far, as regards subsidiaries, as by such exercise they can secure) that the aggregate amount for the time being remaining outstanding of all moneys borrowed by the Group and for the time being owing to persons outside the Group shall not at any time without the previous sanction of an Ordinary Resolution of the Company exceed an amount equal to three times the share capital and consolidated reserves.

113.2	No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provision be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded.
General Powers of Directors
114	General powers

The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in General Meeting subject nevertheless to any regulations of these Articles, to the provisions of the Statutes and to such regulations, whether or not consistent with these Articles, as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

115	Local boards

The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

116	Appointment of attorney

The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

117	Register of members in territories

Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

118	Signature on cheques etc.

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.
President
119	The Directors may from time to time elect a President of the Company and may determine the period for which he shall hold office. Such President may be either honorary or paid such remuneration as the Directors in their discretion shall think fit, and need not be a Director but shall, if not a Director, be entitled to receive notice of and attend and speak, but not to vote, at meetings of the Board of Directors only if so invited by the Directors. The President (unless he is a Director) shall not be an officer of the Company for the purposes of the Companies Acts.
Departmental, Divisional or Local Directors
120	The Directors may from time to time appoint any person to be a Departmental, Divisional or Local Director and define, limit or restrict his powers and duties and determine his remuneration and the designation of his office and may at any time remove any such person from such office. A Departmental, Divisional or Local Director (notwithstanding that the designation of his office may include the word “Director”) shall not by virtue of such office be or have power in any respect to act as a Director of the Company nor be entitled to receive notice of or attend or vote at meetings of the Directors nor be deemed to be a Director for any of the purposes of these presents.
Secretary
121	The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Deputy and/or Assistant Secretaries.
The Seal
122	The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf. The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Every instrument to which the Seal or the Securities Seal shall be affixed (other than a certificate for or evidencing shares, debentures or other securities (including options) issued by the Company) shall be signed autographically by one Director and the Secretary or Deputy or Assistant Secretary or by two Directors.

123	Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended to have effect as a deed without the authority of the Directors or of a committee authorised by the Directors in that behalf.

124	The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.
Record Date
125	Notwithstanding any other provision of these Articles but subject always to the Statutes the Company or the Directors may by resolution specify any date (the “record date”) as the date at the close of business (or such other time as the Directors may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid or made or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities.

Authentication of Documents
126	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed at a shareholders’ meeting or at a meeting of the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.
Reserves
127	The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes.
Dividends
128	Final dividends

The Company may by Ordinary Resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.

129	Fixed and interim dividends

If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit. Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or pari passu with those shares, of any such fixed or interim dividend as aforesaid.

130	Ranking of shares for dividends

Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

131	No dividend except out of profits

No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

132	Treatment of dividend

Subject to the provisions of the Statutes, where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

133	No interest on dividends

No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

134	Retention of dividends

134.1	The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a Iien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share.

134.2	The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

135	Waiver of dividends

The waiver in whole or in part of any dividend on any share by any document (whether or not executed as a Deed) shall be effective only if such waiver is in writing (whether or not executed as a deed), signed or authenticated in accordance with Article 154 by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

136	Unclaimed dividends

The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit. Any dividend unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

137	Distribution in specie

The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

138	Manner of payment of dividends

138.1	Any dividend or other moneys payable on or in respect of a share shall be paid to the member or to such other person as the member (or, in the case of joint holders of a share, all of them) may in writing direct. Such dividend or other moneys may be paid (i) by cheque sent by post to the payee or, where there is more than one payee, to any one of them, or (ii) by inter-bank transfer to such account as the payee or payees shall in writing direct, or (iii) (if so authorised by the holder of shares in uncertificated form) using the facilities of a relevant system (subject to the facilities and requirements of the relevant system), or (iv) by such other method of payment as the member (or, in the case of joint holders of a share, all of them) may agree to. Every such payment shall be sent at the risk of the person or persons entitled to the money represented thereby, and payment of a cheque by the banker upon whom it is drawn, and any transfer or payment within (ii), (iii) or (iv) above, shall be a good discharge to the Company.

138.2	Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency as the Directors may determine, using such exchange rate for currency conversions as the Directors may select.

138.3	The Company may cease to send any cheque, warrant or order by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares the cheque, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

139	Joint holders

If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

140	Record date for dividends

Any resolution for the declaration or payment of a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.
Capitalisation of Profits and Shares
141	The Directors may, with the sanction of an Ordinary Resolution of the Company, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account by appropriating such sum to the holders of Ordinary Shares on the Register at the close of business on the date of the Resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of Ordinary Shares and applying such sum on their behalf in paying up in full unissued Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

142	Scrip dividends

142.1	Subject as hereinafter provided, the Directors may offer to ordinary shareholders the right to receive, in lieu of dividend (or part thereof), an allotment of new Ordinary Shares credited as fully paid.

142.2	The Directors shall not make such an offer unless so authorised by an Ordinary Resolution passed at any General Meeting, which authority may extend to dividends declared or paid prior to the Annual General Meeting of the Company occurring thereafter, but no further provided that this Article shall, without the need for any further Ordinary Resolution, authorise the Directors to offer rights of election in respect of any dividend declared or proposed after the date of the adoption of these Articles and at or prior to the Annual General Meeting which is held in the fifth year after the Ordinary Resolution is passed.

142.3	The Directors may either offer such rights of election in respect of the next dividend (or part thereof) proposed to be paid; or may offer such rights of election in respect of that dividend and all subsequent dividends, until such time as the election is revoked; or may allow shareholders to make an election in either form.

142.4	The basis of allotment on each occasion shall be determined by the Directors so that, as nearly as may be considered convenient, the value of the Ordinary Shares to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the value of an Ordinary Share shall be either (i) the average of the closing price of an Ordinary Share on the London Stock Exchange, as derived from the Daily Official List, on each of the first five business days on which the Ordinary Shares are quoted “ex” the relevant dividend; or (ii) established in such other manner as may be determined by the Directors.

142.5	If the Directors determine to offer such right of election on any occasion they shall give notice in writing to the ordinary shareholders of such right and shall issue forms of election and shall specify the procedures to be followed in order to exercise such right provided that they need not give such notice to a shareholder who has previously made, and has not revoked, an earlier election to receive Ordinary Shares in lieu of all future dividends, but instead shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be paid.

142.6	On each occasion the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Ordinary Shares in respect whereof the share election has been duly exercised and has not been revoked (the “elected Ordinary Shares”), and in lieu thereof additional shares (but not any fraction of a share) shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that occasion on such basis and shall apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis.

142.7	The additional Ordinary Shares so allotted on any occasion shall rank pari passu in all respects with the fully-paid Ordinary Shares then in issue save only as regards participation in the relevant dividend.

142.8	Article 141 shall apply (mutatis mutandis) to any capitalisation made pursuant to this Article.

142.9	No fraction of an Ordinary Share shall be allotted. The Directors may make such provision as they think fit for any fractional entitlements including, without limitation, provision whereby, in whole or in part, the benefit thereof accrues to the Company and/or fractional entitlements are accrued and/or retained and in either case accumulated on behalf of any ordinary shareholder.

142.10	The Directors may on any occasion determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

142.11	In relation to any particular proposed dividend the Directors may in their absolute discretion decide (i) that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend or (ii) at any time prior to the allotment of the Ordinary Shares which would otherwise be allotted in lieu thereof, that all elections to take shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.
Minutes
143	The Directors shall cause Minutes to be made in books to be provided for the purpose:

143.1	of all appointments of officers made by the Directors;

143.2	of the names of the Directors present at each meeting of Directors and of any committee of Directors; and

143.3	of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of committees of Directors.
Accounts
144	Accounting records

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a Court of competent jurisdiction or authorised by the Directors.

145	Copies of accounts for members

A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 21 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of General Meetings from the Company under the provisions of the Statutes or of these Articles provided that this Article shall not require a copy of these documents to be sent to any member to whom a summary financial statement is sent in accordance with the Statutes and provided further that this Article shall not require a copy of these documents to be sent to more than one of joint holders nor to any person of whose postal address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

Auditors
146	Validity of Auditor’s acts

Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

147	Auditor’s rights to attend General Meetings

An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.
Communications with Members
148	Service of notices etc.

148.1	Any notice to be given to or by any person pursuant to these Articles shall be in writing, except that notice calling a meeting of the Directors may be given as provided for in Article 102.

148.2	The Company may, subject to and in accordance with the Companies Acts and these Articles, send or supply all types of notices, documents or information to members by electronic means, including by making such notices, documents or information available on a website.

148.3	The Company Communications Provisions have effect for the purposes of any provision of the Companies Acts or these Articles that authorises or requires notices, documents or information to be sent or supplied by or to the Company.

148.4	Any notice, document or information (including a share certificate) which is sent or supplied by the Company in hard copy form or in electronic form but to be delivered other than by electronic means and/or by means of a website and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of 24 hours (or, where second class mail is employed, 48 hours) after the time it was posted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed, pre-paid and posted.

148.5	Any notice, document or information which is sent or supplied by the Company by electronic means and/or by means of a website shall be deemed to have been received by the intended recipient at 9 a.m. on the day following that on which it was transmitted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed.

148.6	Any notice, document or information which is sent or supplied by the Company by means of a website shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

148.7	The accidental failure to send, or the non-receipt by any person entitled to, any notice of, or other document or information relating to, any meeting or other proceeding shall not invalidate the relevant meeting or proceeding.

148.8	The provisions of this Article shall have effect in place of the Company Communications Provisions relating to deemed delivery of notices, documents or information.

149	Joint holders

149.1	Anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the Register in respect of the share.

149.2	Any notice, document or information which is authorised or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the Register in respect of the share, to the exclusion of the other joint holders.

149.3	The provisions of this Article shall have effect in place of the Company Communications Provisions regarding joint holders of shares.

150	Deceased and bankrupt members

150.1	A person who claims to be entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall supply to the Company:
(a)	such evidence as the Directors may reasonably require to show his title to the share,

(b)	an address to which notices may be sent or supplied to such person, whereupon he shall be entitled to have sent or supplied to him at such address any notice, document or information to which the said member would have been entitled, and in so sending or supplying the relevant notice, document or information such notice, document or information shall for all purposes be deemed as sufficiently sent or supplied to all persons interested (whether jointly with or as claiming through or under him) in the share.

150.2	Save as provided by paragraph 150.1, any notice, document or information sent or supplied to the address of any member pursuant to these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder.

150.3	The provisions of this Article shall have effect in place of the Company Communications Provisions regarding the death or bankruptcy or a holder of shares in the Company.

151	Overseas members

Subject to the Statutes, the Company shall not be required to send notices, documents or information to a member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices. If on three consecutive occasions notices have been sent through the post to any member at his registered address or his address for the service of notices but have been returned undelivered, such member shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company and supplied in writing to the Transfer Office a new registered address within the United Kingdom for the service of notices.

152	Suspension of postal services

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable to give notice by post in hard copy form of a shareholders’ meeting, such notice shall be deemed to have been given to all members entitled to receive such notice in hard copy form if such notice is advertised on the same date in at least two national daily newspapers with appropriate circulation and such notice shall be deemed to have been given on the day when the advertisement appears (or first appears). In any such case, the Company shall (i) make such notice available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof and (ii) send confirmatory copies of the notice by post to such members if at least seven days prior to the meeting the posting of notices again becomes practicable.

153	Statutory requirements as to notices

Nothing in any of Articles 148-155 inclusive shall affect any requirement of the Statutes that any particular notice, document or information be served in any particular manner.

154	Signature or authentication of documents sent by electronic means

Where these Articles require a notice or other document to be signed or authenticated by a member or other person then any notice or other document sent or supplied in electronic form is sufficiently authenticated in any manner authorised by the Company Communications Provisions or in such other manner approved by the Directors. The Directors may designate mechanisms for validating any such notice or other document, and any such notice or other document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.

155	Article deleted by Special Resolution passed on 1 June 2007
Winding up
156	Directors’ powers to petition

The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

157	Distribution of assets in specie

If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of an Extraordinary Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.
Indemnity
158	Indemnity

158.1	Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes, every Director and officer of the Company shall be indemnified by the Company out of its own funds against (a) any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers other than (i) any liability to the Company or any associated company (as defined in Section 309A(6) of the Companies Act 1985) and (ii) any liability of the kind referred to in Sections 309B(3) or (4) of the Companies Act 1985; and (b) any other liability incurred by or attaching to him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office. Such indemnity shall extend to liabilities arising after a person ceases to be a Director or an officer of the Company in respect of acts or omissions while he was a Director or an officer if such acts or omissions would have been indemnified had the relevant person remained a Director or officer, as the case may be. Where a Director or officer is indemnified against any liability in accordance with this paragraph 158.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

158.2	Without prejudice to paragraph 158.1 above, the Directors shall have power to purchase and maintain insurance for or for the benefit of (i) any person who is or was at any time a Director or officer of any Relevant Company (as defined in paragraph 158.3 below), or (ii) any person who is or was at any time a trustee of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by or attaching to him in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to his duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme (and all costs, charges, losses, expenses and liabilities incurred by him in relation thereto).

158.3	For the purpose of paragraph 158.2 above, “Relevant Company” shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.

158.4	Subject to the provisions of and so far as may be permitted by the Statutes, the Company (i) may provide any current or former Director or officer with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings which relate to anything done or omitted or alleged to have been done or omitted by him as such a Director or officer of the Company in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers or in connection with any application under the provisions mentioned in Section 337A(2) of the Companies Act 1985 and (ii) may do anything to enable a Director or officer to avoid incurring such expenditure, but so that the terms set out in Section 337A(4) of the Companies Act 1985 shall apply to any such provision of funds or other things done provided that, for the purpose of this paragraph 158.4, references to “director” in Section 337A(4) of the Companies Act 1985 shall be deemed to include references to a former Director or a current or former officer of the Company.
Overriding Provisions
159	Overriding provisions

159.1	If and for so long as the Company shall hold any class of security of Six Continents Hotels Inc. the provisions of this Article shall apply and to the extent of any inconsistency shall have overriding effect as against all other provisions of these Articles.

159.2	For the purposes of this Article the words and expressions set out below shall bear the meanings set opposite them respectively:

“Disqualified Person” means any holder of any class of shares of the Company whose holding of such shares, either individually or when taken together with the holding of any class of shares of the Company by any other holders, may result, in the opinion of the Directors, in the loss, or the failure to secure the reinstatement, of any licence or franchise from any United States’ governmental agency held by Six Continents Hotels Inc. or any subsidiary thereof to conduct any portion of the business of Six Continents Hotels Inc. or any subsidiary thereof.

“Relevant Shares” means shares of the Company comprised in the interest or holding of a Disqualified Person.

“Required Disposal” means the sale and transfer of Relevant Shares or of interests therein in such manner as may be required to cause such shares to cease to be Relevant Shares.

159.3
159.3.1	The Directors may at any time serve a notice upon any member requiring him to furnish the Directors with information (in the case of (ii) below, to the extent that such paragraph applies to any person other than the member so far as such information lies within the knowledge of such member), supported by a declaration and by such other evidence (if any) in support as the Directors may require, for the purpose of determining:
(i)	whether such member is a party to an agreement or arrangement (whether legalIy enforceable or not) whereby any of the shares held by him are to be voted in accordance with some other person’s instructions (whether given by that other person directly or through any other person); or

(ii)	whether such member and/or any other person who has an interest in any shares held by such member is a Disqualified Person.

If such information and evidence is not furnished within a reasonable period (not being less than 14 days) from the date of service of such notice or the information and evidence provided is, in the opinion of the Directors, unsatisfactory for the purposes of so determining, the Directors may serve upon such member a further notice calling upon him, within 14 days after the service of such further notice, to furnish the Directors with such information and evidence or further information and evidence as shall (in their opinion) enable them so to determine.

159.3.2	Any person holding any share of the Company shall notify the Directors forthwith in writing if he, or to his knowledge any person controlling or beneficially owning or otherwise having an interest in such share, is likely to be or become a Disqualified Person.

159.3.3	The Directors may assume without enquiry that a person is not or will not become a Disqualified Person unless the information obtained by them above or a notification under this paragraph 159.3 indicates to the contrary or the Directors have reason to believe otherwise; in these circumstances the Directors shall use all reasonable endeavours to discover whether the person concerned is a Disqualified Person.
159.4
159.4.1	If any person becomes or is determined in accordance with paragraph 159.3.3 above to be a Disqualified Person the Directors shall serve a written notice (a “Disposal Notice”) on all those who (to the knowledge of the Directors) have interests in, and, if different, on the holder or holders of, the Relevant Shares. The Disposal Notice shall refer to the voting restrictions as set out in paragraph 159.6 below and shall call for a Required Disposal to be made and for reasonable evidence that such Required Disposal shall have been effected to be supplied to the Company within 21 days from the date of such notice or such other period as the Directors may consider reasonable and which they may extend. The Directors may withdraw a Disposal Notice (whether before or after the expiration of the period referred to) if it appears to them that there is no Disqualified Person in relation to the shares concerned.

159.4.2	If a Disposal Notice served under paragraph 159.4.1 above is not complied with to the satisfaction of the Directors and has not been withdrawn, the Directors shall, so far as they are able, sell the shares comprised in such Disposal Notice, at the best price reasonably obtainable in all the circumstances and shall give written notice of such disposal to those persons on whom the Disposal Notice was served. Except as hereinafter provided such a sale shall be completed as soon as reasonably practicable after expiry of the Disposal Notice as may in the opinion of the Directors be consistent with obtaining the best price reasonably obtainable and in any event within 30 days of expiry of such notice provided that such a sale shall be postponed during the period when dealings by the Directors in the Company’s shares are not permitted either by law or by Regulations of the London Stock Exchange but any sale postponed as aforesaid shall be completed within 30 days after expiry of the period of such suspension and provided further that neither the Company nor the Director shall be liable to any holder or any person having an interest in any share or other person for failing to obtain the best price so long as the Directors act in good faith within the period specified above.

159.4.3	For the purpose of effecting any Required Disposal, the Directors may authorise in writing an officer or employee of the Company to execute any necessary transfer on behalf of any holder and may issue a new certificate to the purchaser. The net proceeds of such disposal shall be received by the Company, whose receipt shall be a good discharge for the purchase money, and shall be paid (without any interest being payable thereon) to the former holder upon surrender by him of the certificate in respect of the shares sold and formerly held by him.
159.5
159.5.1	The Directors shall not be obliged to serve any notice under the foregoing provisions of this Article upon any person if they do not know his identity or his address and the absence of service of such a notice in such circumstances as aforesaid and any accidental error in, or failure to give any notice to any person upon whom notice is required to be served under the foregoing provisions shall not prevent the implementation of or invalidate any procedure thereunder.

159.5.2	Any notice to be served under this Article upon a person who is not a member shall be deemed validly served if sent through the post to that person at the address, if any, at which the Directors believe him to be resident or carrying on business. Any such notice shall be deemed served on the day following any day on which it was put in the post and, in proving service, it shall be sufficient to prove that the notice was properly addressed, stamped and put in the post.

159.5.3	Any determination of the Directors under the foregoing provision of this Article shall be final and conclusive, but without prejudice to the power of the Directors subsequently to vary or revoke such determination.
159.6
159.6.1	If in accordance with paragraph 159.3 above the Directors shall have assumed that any person is not a Disqualified Person, the exercise by that person and/or, if shares owned or controlled by such person are held by another person or by other persons, by such other person or persons shall not be challenged or invalidated by any subsequent determination by the Directors that such person is a Disqualified Person.

159.6.2	If any person becomes or is determined by the Directors to be a Disqualified Person the Directors shall serve written notice on such person and, if different, on the holder or holders of the shares owned or controlled by such person to the effect that he has been determined to be a Disqualified Person.

159.6.3	With effect from the expiration of such period as the Directors shall specify in the notice under paragraph 159.6.2 above (not being longer than 30 days from the date of service of such notice) the said person and, if different, the holder or holders of the shares owned or controlled by such person (to the extent that such holder or holders is/are not able to prove to the satisfaction of the Directors that shares registered in his/their name(s) are not owned or controlled by such person) shall not be entitled to receive notice of, or to attend or vote at, any General Meeting of the Company or any meeting of the holders of any class of shares.

159.6.4	Any member who has pursuant to paragraph 159.3.1 above been served with a further notice by the Directors requiring him to furnish the Directors with information and evidence or further information or evidence within 14 days after the service of such further notice shall not, with effect from the expiration of such period and until information or evidence is furnished to the satisfaction of the Directors, be entitled to receive notice of, or to attend or vote at, any General Meeting of the Company or meeting of the holders of any class of shares other than in respect of such of the shares held by such member as are shares in respect of which it shall have been established to the satisfaction of the Directors that they are not shares in which a Disqualified Person has an interest or shares in respect of which the Directors may require a disposal pursuant to the provisions of paragraph 159.4 above.
159.7	No person shall be capable of being appointed or continuing as a Director if, in the opinion of the Directors, his directorship of the Company may result in the loss, or the failure to secure the reinstatement, of any licence or franchise from any United States governmental agency held by Six Continents Hotels Inc. or any subsidiary thereof to conduct any portion of the business of Six Continents Hotels Inc. or any subsidiary thereof.

Index

	Article No.	Page No.
Accounts	144-145	45
Auditors	146-147	46
Authentication of Documents	126	40
Borrowing Powers	112-113	37
Capitalisation of Profits and Shares	141-142	43-45
Communications with Members	148-155	46-48
Corporations Acting by Representatives	79	28
Directors	80-88	28-30
Alternate	98-101	32-33
Appointment and Retirement of	89-97	30-32
Departmental, Divisional or Local	120	38-39
General Powers of	114-118	37-38
Meetings and Proceedings of	102-111	33-37
Dividends	128-140	40-43
Evidence of Title to Securities	17	11-12
Forfeiture and Lien	29-36	14-16
General Meetings	49-50	19-20
Notice of	51-52	20-21
Overflow of	53-55	21
Proceedings at	56-66	21-23
Indemnity	158	49-50
Minutes	143	45
Overriding Provisions	159	50-53
Preliminary	1-2	1-6
President	119	38
Proxies	73-78	26-28
Record Date	125	39
Reserves	127	40
Seal	122-124	39
Secretary	121	39
Share Capital	3-4	6-7
Alteration of	7-11	8-9

	Article No.	Page No.
Variation of Rights	5-6	7-8
Share Certificates	18-22	12-13
Shares	12-16	9-11
Calls on	23-28	13-14
Transfer of	37-43	16-18
Transmission of	44-46	18
Untraced Shareholders	47-48	19
Votes of Members	69-72	23-26
Winding Up	156-157	48-49